LP Reports Third Quarter 2014 Results

Louisiana-Pacific Corporation (LP) (NYSE: LPX) reported today results for the third quarter of 2014, which included the following:

•	Sales for the third quarter of $518 million were higher by 2 percent compared to the year ago quarter.

•	Loss from continuing operations was $18 million ($0.13 per diluted share).

•	Non-GAAP adjusted loss from continuing operations was $16 million ($0.12 per diluted share).

•	Adjusted EBITDA from continuing operations for the third quarter was $12 million compared to $65 million in the third quarter of 2013.

•	Cash and cash equivalents were $580 million as of September 30, 2014.

"LP's financial results continue to be negatively affected by poor OSB pricing." said Curt Stevens, CEO. "We have seen higher demand for most of our products but less than anticipated due to the anemic housing recovery."

For the third quarter of 2014, LP reported a loss from continuing operations of $18 million, or $0.13 per diluted share, as compared to income from continuing operations of $38 million, or $0.26 per diluted share for the third quarter of 2013. Reductions in OSB pricing accounted for $44 million decrease in both operating results and adjusted EBITDA from continuing operations.

YEAR TO DATE RESULTS

For the nine months ended September 30, 2014, LP reported net sales of $1.5 billion compared to $1.6 billion in the first nine months of 2013. For the first nine months of 2014, LP reported loss from continuing operations of $30 million, or $0.22 per diluted share, compared to income of $197 million, or $1.36 per diluted share, for the same period in 2013. Adjusted EBITDA from continuing operations for the the first nine months of 2014 was $61 million compared to $306 million for 2013. Reductions in OSB pricing accounted for $282 million decrease in both operating results and adjusted EBITDA from continuing operations.

ORIENTED STRAND BOARD (OSB) SEGMENT

LP's OSB segment manufactures and distributes OSB structural panel products. The OSB segment reported net sales for the third quarter of 2014 of $233 million, a 5 percent decrease from $245 million of net sales in the third quarter of 2013. For the third quarter of 2014, the OSB segment reported an operating loss of $16 million compared to operating income of $30 million in the third quarter of 2013. For the third quarter, adjusted EBITDA from continuing operations for this segment decreased by $46 million compared to the third quarter of 2013. For the third quarter, sales volumes were higher by 13 percent and sales prices decreased by 16 percent compared to the same period in 2013. The decrease in sales price accounted for approximately $44 million of the decrease in both operating results and adjusted EBITDA from continuing operations.

SIDING SEGMENT

LP's Siding segment consists of SmartSide siding as well as LP's prefinished Canexel siding line. These products are used in new construction as well as in the repair and remodeling markets. The Siding segment reported net sales of $163 million in the third quarter of 2014, an increase of 10 percent from $149 million in the year-ago third quarter. For the third quarter of 2014, the Siding segment reported operating income of $21 million compared to $23 million in the year-ago quarter. For the third quarter, the Siding segment reported $26 million in adjusted EBITDA from continuing operations, a decrease of $1 million compared to the third quarter of 2013.

ENGINEERED WOOD PRODUCTS SEGMENT (EWP)

The EWP segment is comprised of I-Joist (IJ), Laminated Veneer Lumber and Laminated Strand Lumber (LVL and LSL). These products are principally used in new construction. EWP sales in the third quarter of 2014 totaled $82 million, an increase from $72 million reported in the third quarter of 2013. Operations were about breakeven for the third quarter of 2014 compared to a loss of $2.0 million in the third quarter of 2013. The EWP segment reported an improvement in adjusted EBITDA from continuing operations of $3 million as compared to the same quarter in 2013.

SOUTH AMERICA SEGMENT

The South American segment consists of OSB mills located in Chile and Brazil. South America sales in the third quarter of 2014 totaled $36 million, down from $42 million in the year-ago third quarter. For the third quarter of 2014, the South America segment reported a decrease in operating income of $5 million compared to the third quarter of 2013. South America segment reported $2 million in adjusted EBITDA from continuing operations in the third quarter a reduction from $8 million in 2013.

STOCK BUYBACK
On October 31, 2014, LP's Board of Directors authorized LP to repurchase up to $100 million of LP's common stock. The purchases may be made from time to time as market conditions warrant and subject to regulatory considerations.

COMPANY OUTLOOK

"I expect housing to continue to increase but probably at a rate below the 20 percent pace in the current consensus forecasts," continued Stevens. "For LP, we will base our preliminary 2015 planning on 1.1 million housing starts," he concluded

LP is a premier supplier of building materials, delivering innovative, high-quality commodity and specialty products to its retail, wholesale, homebuilding and industrial customers. Visit LP's web site at www.lpcorp.com for additional information on the company as well as reconciliation of non-GAAP results.
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FORWARD LOOKING STATEMENTS
This news release contains statements concerning Louisiana-Pacific Corporation's (LP) future results and performance that are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The matters addressed in these statements are subject to a number of risks, uncertainties and assumptions that may cause actual results to differ materially from those projected, including, but not limited to, the effect of general economic conditions, including the level of interest rates and housing starts, market demand for the company's products, and prices for structural products; the availability, cost and other terms of capital; the efficiency and consequences of operations improvement initiatives and cash conservation measures; the effect of forestry, land use, environmental and other governmental regulations; the ability to obtain regulatory approvals; and the risk of losses from fires, floods and other natural disasters. These and other factors that could cause or contribute to actual results differing materially from those contemplated by such forward-looking statements are discussed in greater detail in the company's Securities and Exchange Commission filings.

LOUISIANA-PACIFIC CORPORATION AND SUBSIDIARIES
FINANCIAL AND QUARTERLY DATA
(Dollar amounts in millions, except per share amounts) (Unaudited)

	Quarter Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
Net sales	$518.1	$507.4	$1,481.3	$1,605.5

Income (loss) from operations	$(14.6)	$47.6	$(28.7)	$224.7

Income (loss) from continuing operations before taxes and equity in income of unconsolidated affiliates	$(23.3)	$41.9	$(49.5)	$236.8

Non-GAAP adjusted income (loss) from continuing operations	$(16.3)	$19.4	$(27.6)	$136.6

Income (loss) from continuing operations	$(18.3)	$37.5	$(30.4)	$196.5

Net income (loss)	$(20.4)	$38.1	$(32.5)	$197.5

Net income (loss) per share - basic	$(0.14)	$0.27	$(0.23)	$1.42

Net income (loss) per share - diluted	$(0.14)	$0.26	$(0.23)	$1.37

Average shares of stock outstanding - basic	140.8	140.0	140.9	139.1

Average shares of stock outstanding - diluted	140.8	144.0	140.9	144.1

CONSOLIDATED STATEMENTS OF INCOME
LOUISIANA-PACIFIC CORPORATION AND SUBSIDIARIES
(Dollar amounts in millions, except per share amounts) (Unaudited)

	Quarter Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
Net sales	$518.1	$507.4	$1,481.3	$1,605.5
Operating costs and expenses:
Cost of sales	477.0	416.3	1,326.9	1,221.7
Depreciation and amortization	26.9	25.8	77.4	65.0
Selling and administrative	31.9	33.5	108.7	103.6
(Gain) loss on sale or impairment of long-lived assets, net	(3.6)	0.3	(4.1)	(0.4)
Other operating credits and charges, net	0.5	(16.1)	1.1	(9.1)
Total operating costs and expenses	532.7	459.8	1,510.0	1,380.8
Income (loss) from operations	(14.6)	47.6	(28.7)	224.7

Non-operating income (expense):
Interest expense, net of capitalized interest	(8.3)	(7.6)	(23.4)	(28.0)
Investment income	0.9	1.7	4.4	8.3
Other non-operating items	(1.3)	0.2	(1.8)	31.8
Total non-operating income (expense)	(8.7)	(5.7)	(20.8)	12.1

Income (loss) from continuing operations before taxes and equity in income of unconsolidated affiliates	(23.3)	41.9	(49.5)	236.8
Provision (benefit) for income taxes	(3.6)	4.4	(15.9)	51.6
Equity in income of unconsolidated affiliates	(1.4)	—	(3.2)	(11.3)
Income (loss) from continuing operations	(18.3)	37.5	(30.4)	196.5

Income (loss) from discontinued operations before taxes	(3.2)	1.0	(3.2)	1.6
Provision (benefit) for income taxes	(1.1)	0.4	(1.1)	0.6
Income (loss) from discontinued operations	(2.1)	0.6	(2.1)	1.0

Net income (loss)	$(20.4)	$38.1	$(32.5)	$197.5
Income (loss) per share of common stock (basic):
Income (loss) from continuing operations	$(0.13)	$0.27	$(0.22)	$1.41
Income (loss) from discontinued operations	(0.01)	—	(0.01)	0.01
Net income (loss) per share	$(0.14)	$0.27	$(0.23)	$1.42
Net income (loss) per share of common stock (diluted):
Income (loss) from continuing operations	$(0.13)	$0.26	$(0.22)	$1.36
Income (loss) from discontinued operations	(0.01)	—	(0.01)	0.01
Net income (loss) per share	$(0.14)	$0.26	$(0.23)	$1.37

Average shares of stock outstanding - basic	140.8	140.0	140.9	139.1
Average shares of stock outstanding - diluted	140.8	144.0	140.9	144.1

CONDENSED CONSOLIDATED BALANCE SHEETS
LOUISIANA-PACIFIC CORPORATION AND SUBSIDIARIES
(Dollar amounts in millions) (Unaudited)

	September 30, 2014	December 31, 2013
ASSETS
Cash and cash equivalents	$579.9	$656.8
Receivables	142.6	78.1
Inventories	218.3	224.4
Other current assets	9.4	7.7
Deferred income taxes	23.2	50.9
Assets held for sale	9.3	16.3
Total current assets	982.7	1,034.2

Timber and timberlands	67.1	71.6

Property, plant and equipment, at cost	2,299.4	2,294.6
Accumulated depreciation	(1,443.4)	(1,407.8)
Net property, plant and equipment	856.0	886.8

Goodwill	9.7	9.7
Notes receivable from asset sales	432.2	432.2
Restricted cash	10.3	11.3
Investments in and advances to affiliates	6.4	3.2
Other assets	45.2	44.3
Total assets	$2,409.6	$2,493.3

LIABILITIES AND EQUITY
Current portion of long-term debt	$2.3	$2.3
Accounts payable and accrued liabilities	171.9	161.9
Current portion of contingency reserves	2.0	2.0
Total current liabilities	176.2	166.2

Long-term debt, excluding current portion	759.2	762.7
Contingency reserves, excluding current portion	12.6	13.3
Other long-term liabilities	127.8	136.1
Deferred income taxes	142.1	188.7

Stockholders’ equity:
Common stock	152.0	152.0
Additional paid-in capital	506.3	508.0
Retained earnings	855.2	887.7
Treasury stock	(225.7)	(232.2)
Accumulated comprehensive loss	(96.1)	(89.2)
Total stockholders’ equity	1,191.7	1,226.3
Total liabilities and stockholders’ equity	$2,409.6	$2,493.3

CONDENSED CONSOLIDATED CASH FLOW STATEMENT
LOUISIANA-PACIFIC CORPORATION AND SUBSIDIARIES
(Dollar amounts in millions) (Unaudited)

	Quarter Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$(20.4)	$38.1	$(32.5)	$197.5
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	26.9	25.8	77.4	65.0
Income from unconsolidated affiliates	(1.4)	—	(3.2)	(11.3)
(Gain) loss on sale or impairment of long-lived assets, net	(3.6)	0.3	(4.1)	(0.4)
Gain on acquisition	—	—	—	(35.9)
Gain on sale of discontinued operation	—	(1.7)	—	(1.7)
Early debt extinguishment	—	0.8	—	0.8
Payment of long-term deposit	—	(17.1)	—	(17.1)
Other operating credits and charges, net	0.5	(16.1)	1.1	(9.1)
Stock-based compensation related to stock plans	2.4	2.4	6.9	6.6
Exchange loss on remeasurement	(2.4)	(0.4)	(1.1)	(0.5)
Cash settlement of contingencies	(1.2)	—	(1.2)	(0.4)
Cash settlements of warranties, net of accruals	0.1	(3.4)	(4.9)	(7.7)
Pension contributions, net of expense	(5.1)	(0.1)	(3.8)	2.5
Non-cash interest expense, net	0.7	1.2	1.3	1.8
Other adjustments, net	—	0.3	0.4	1.2
Changes in assets and liabilities, net of acquisition:
Increase in receivables	(0.2)	(7.9)	(67.4)	(25.8)
(Increase) decrease in inventories	15.6	15.8	4.3	(12.3)
(Increase) decrease in other current assets	(2.5)	1.7	(1.8)	(4.3)
Increase in accounts payable and accrued liabilities	24.1	17.1	18.1	26.0
Increase (decrease) in deferred income taxes	(6.0)	2.4	(19.8)	47.9
Net cash provided by (used in) operating activities	27.5	59.2	(30.3)	222.8
CASH FLOWS FROM INVESTING ACTIVITIES:
Property, plant and equipment additions	(12.6)	(17.7)	(54.8)	(43.3)
Investments in and refunds from joint ventures	—	—	—	13.9
Proceeds from sales of assets	12.0	15.0	12.8	16.7
Acquisitions, net of cash	—	—	—	(67.4)
Receipt of proceeds from notes receivable	—	91.4	—	91.4
(Increase) decrease in restricted cash under letters of credit/credit facility	(0.1)	(0.7)	0.9	0.7
Net cash provided by (used in) investing activities	(0.7)	88.0	(41.1)	12.0
CASH FLOWS FROM FINANCING ACTIVITIES:
Repayment of long-term debt	(1.1)	(109.5)	(2.2)	(113.1)
Taxes paid related to net share settlement of equity awards	—	—	(1.5)	(12.0)
Other, net	—	(0.1)	—	(0.1)
Net cash used in financing activities	(1.1)	(109.6)	(3.7)	(125.2)
EFFECT OF EXCHANGE RATE ON CASH AND CASH EQUIVALENTS	(0.5)	1.2	(1.8)	(1.0)
Net increase (decrease) in cash and cash equivalents	25.2	38.8	(76.9)	108.6
Cash and cash equivalents at beginning of period	554.7	630.7	656.8	560.9
Cash and cash equivalents at end of period	$579.9	$669.5	$579.9	$669.5

LOUISIANA-PACIFIC CORPORATION AND SUBSIDIARIES
SELECTED SEGMENT INFORMATION
(Dollar amounts in millions) (Unaudited)

	Quarter Ended September 30,		Nine Months Ended September 30,
Dollar amounts in millions	2014	2013	2014	2013
Net sales:
OSB	$233.4	$245.4	$652.0	$838.3
Siding	163.2	149.0	476.4	435.5
Engineered Wood Products	82.1	71.8	229.1	196.1
South America	36.0	41.5	114.5	130.9
Other	3.5	3.9	11.2	10.3
Intersegment Sales	(0.1)	(4.2)	(1.9)	(5.6)
	$518.1	$507.4	$1,481.3	$1,605.5
Operating profit (loss):
OSB	$(16.4)	$30.2	$(23.8)	$223.7
Siding	20.8	22.5	65.9	70.3
Engineered Wood Products	(0.3)	(2.0)	(8.4)	(10.6)
South America	0.3	5.3	8.5	17.8
Other	(2.2)	(2.1)	(4.2)	(6.1)
Other operating credits and charges, net	(0.5)	16.1	(1.1)	9.1
Other operating credits and charges associated with unconsolidated affiliates	—	—	—	(2.7)
Gain (loss) on sale or impairment of long-lived assets	3.6	(0.3)	4.1	0.4
General corporate and other expenses, net	(18.5)	(22.1)	(66.5)	(65.9)
Foreign currency gains (losses)	(1.3)	1.0	(1.8)	(3.3)
Gain on acquisition	—	—	—	35.9
Early debt extinguishment	—	(0.8)	—	(0.8)
Investment income	0.9	1.7	4.4	8.3
Interest expense, net of capitalized interest	(8.3)	(7.6)	(23.4)	(28.0)
Income (loss) from continuing operations before taxes	(21.9)	41.9	(46.3)	248.1
Provision (benefit) for income taxes	(3.6)	4.4	(15.9)	51.6
Income (loss) from continuing operations	$(18.3)	$37.5	$(30.4)	$196.5

LOUISIANA-PACIFIC CORPORATION AND SUBSIDIARIES
SUMMARY OF PRODUCTION VOLUMES (1)
The following table sets forth production volumes for the quarter and nine months ended September 30, 2014 and 2013.

	Quarter Ended		Nine Months Ended
	September 30,		September 30,
	2014	2013	2014	2013
Oriented strand board, million square feet 3/8" basis(1)	1,141	996	3,172	2,888
Oriented strand board, million square feet 3/8" basis (produced by wood-based siding mills)	—	42	45	126
Wood-based siding, million square feet 3/8" basis	295	251	835	768
Engineered I-Joist, million lineal feet(1)	19	19	60	56
Laminated veneer lumber (LVL), thousand cubic feet(1) and laminated strand lumber (LSL), thousand cubic feet	2,340	1,976	7,011	5,838

(1) Includes volumes produced by joint venture operations or under sales arrangements and sold to LP.